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                                                                    EXHIBIT 3.58



                           ARTICLES OF INCORPORATION

Indicated type of domestic corporation (check one):

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
__X__        Business-stock (15 Pa. C.S. ss. 1306)         _____      Professional (15 Pa. C.S. ss. 2903)
_____        Business-nonstock (15 Pa. C.S. ss. 2102)      _____      Management (15 Pa. C.S. ss. 2701)
_____        Business-statutory close (15 Pa. C.S. ss.     _____      Cooperative (15 Pa. C.S. ss. 7701)
             2304a is applicable)
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1.       The name of the corporation is HEALTH POCONOS, INC. This corporation is incorporated under the provisions of the Business Corporation Law of
         1988.

2. The (a) address of this corporation's initial registered office in this Commonwealth of (b) commercial registered office provider and the county of venue is:

(a)      4 Fork Street, Mt. Pocono, Pa, 18344, Luzerne County.

(b)

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         Name of Commercial Registered Officer Provider          County


         For a corporation represented by a commercial registered office provider, the county in (b) shall be the county in which the corporation is located for venue and official publication purposes.

3.       The aggregate number of shares authorized is 500

4. The name and address, including street and number, if any, of each incorporator is:

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NAME                          ADDRESS                                      SIGNATURE                DATE
Sharon O'Donnell              401 Third Avenue, Kingston, PA 18704         /s/ Sharon O'Donnell     6/11/91
                                                                           --------------------
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5.       The specified effective date, if any, is:  Upon filing of Articles.

6. The Board of Directors shall have the authority to divide the authorized and unissued shares into classes or series, or both, and to determine for any such class or series its voting rights, designations, preferences, limitations and special rights.